Exhibit 5.3

Faegre Baker Daniels LLP

300 North Meridian Street ▼ Suite 2700

Indianapolis ▼ Indiana 46204-1750

Phone +1 317 237 0300

Fax +1 317 237 1000

March 19, 2012

Pinnacle Entertainment, Inc.

8918 Spanish Ridge Avenue

Las Vegas, Nevada 89148

Re:	Pinnacle Entertainment, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Indiana counsel to Pinnacle Entertainment, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale from time to time by the Company (and, with respect to the Guarantees (as defined below), by the Subsidiary Guarantors (as defined below)), of $325,000,000 aggregate principal amount of 7.75% Senior Subordinated Notes due 2022 (the “Notes”) and guarantees of certain subsidiaries of the Company listed in the Registration Statement (the “Subsidiary Guarantors”), including Ogle Haus, LLC, an Indiana limited liability company (“Ogle Haus”), to be issued in connection with the Notes (the “Guarantees”). For purposes of expressing our opinion herein, we have examined:

a. A prospectus supplement, dated March 5, 2012, filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on March 7, 2012, to a prospectus dated March 5, 2012 (such prospectus, as amended and supplemented by the prospectus supplement, the “Prospectus”), included in a Registration Statement on Form S-3 (Registration No. 333-179890) (as amended, the “Registration Statement”);

b. The Indenture, dated as of March 19, 2012 (the “Indenture”) by and among the Company, the Subsidiary Guarantors, and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”); and

c. A Secretary’s Certificate dated March 19, 2012, by the Secretary of the Company as to various matters, including (a) Amended and Restated Articles of Organization of Ogle Haus, LLC, (b) the Operating Agreement of Ogle Haus, LLC dated as of October 22, 1999, and (c) Resolutions adopted by Combined Unanimous Written Consent of each of the Guarantors dated March 5, 2012.

Pinnacle Entertainment, Inc.	2	March 19, 2012

For purposes of expressing our opinions herein, we have examined the documents and certificates identified above and have made such examination of Indiana law as we have deemed relevant or necessary as the basis for such opinions. As to certain questions material to our opinion, we have relied upon a certificate of the Secretary and General Counsel of the Company. We have assumed with respect to all documents the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to the original documents of all documents submitted to us as certified, conformed, or photostatic copies thereof.

The opinions set forth herein are based upon and limited to the laws of the State of Indiana. No opinion is expressed herein as to “Blue Sky” or securities laws of the State of Indiana, or as to the substance or effect of federal laws or the laws of any jurisdiction other than the State of Indiana, and this letter should not be construed as expressing an opinion on any matters, legal or otherwise, not specifically mentioned herein.

Based upon and subject to the foregoing and the other qualifications and limitations stated herein, we are of the opinion that the Guarantees to which Ogle Haus is intended to be a party have been duly authorized by Ogle Haus.

We consent to you filing this opinion as an exhibit to the Registration Statement for the benefit of the holders of the Notes. To effect such filing (by incorporation by reference), we hereby consent to the filing of this opinion letter as an exhibit to a Current Report on Form 8-K. If required by the rules of the Commission, we consent to the use of our name under the caption “Legal Matters” in the Registration Statement and Prospectus and any amendments thereto. In giving such consent, we do not admit that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act. We also consent to reliance on this opinion by Irell & Manella LLP, with respect to matters of Indiana law relevant to their opinion letter to the Company dated as of the date hereof and filed as Exhibit 5.1 to the Current Report on Form 8-K.

Very truly yours,

/s/ Faegre Baker Daniels LLP